Compaq and Intel will host a press/analyst event to discuss today's announcement at 9:00 AM EDT on:
–  Live video Webcast: http://webevents.broadcast.com/compaq/Press
–  Announcement (on-demand replay available for 30 days starting June 25 at 12:30 p.m. EDT)
–  Compaq's Investor Relations website at www.compaq.com/corporate/ir
–  Intel's Investor Relations Web site at www.intc.com
–  A replay of the event will be available for 30 days from 12:00 p.m. EDT on Monday, June 25, 2001 through 12:00 p.m. EDT on Thursday, July 25, 2001. The replay number is 402-998-1263.

Contacts:
          Jim Finlaw                                                                 S. Kea Grilley
          Compaq Computer Corporation                                 Intel Corporation
          JUNE 25 until 3:00 pm: 212-350-8612                      JUNE 25 until 3:00 p.m: 212-350-8612
          June 26: 281-514-0484                                             June 26: 503-712-3761
          jim.finlaw@compaq.com                                           kea.grilley@intel.com

Compaq and Intel to Accelerate Enterprise Server Roadmaps

Compaq to Transfer Technology to Intel and Move Its 64-bit Servers to
Intel® Itanium™ processor family, Vows to Redefine Enterprise Server
Price/Performance

        NEW YORK, June 25, 2001 – Compaq Computer Corporation (NYSE: CPQ) and Intel Corporation today announced a multi-year agreement that accelerates availability of next-generation enterprise servers based on the Intel® ItaniumTM processor family. Compaq will transfer key enterprise processor technology to Intel and consolidate its entire 64-bit server family on the Itanium architecture.

        The companies will work together to expand marketplace adoption of the Itanium processor family. Compaq will build on that high-volume platform to provide its customers with unparalleled price/performance.

        Today’s technology and marketing agreement joins Compaq’s advanced systems engineering expertise and large installed base with Intel’s leading microprocessor design and world-class volume manufacturing capabilities. Compaq will develop the broadest family of server products – from supercomputers to web servers – that all operate on a single microprocessor architecture, the Itanium architecture. Compaq customers will benefit from the most advanced system designs at the lowest possible cost with complete investment protection.

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Announcement Overview

     Details of the announcement include:

•	Compaq will consolidate its entire 64-bit family of servers onto the Itanium microprocessor architecture by 2004. In one bold stroke, Compaq is extending its 10 years of leadership in 64-bit computing for the next decade and beyond. Compaq will deliver an additional generation of Alpha technology (EV7) to advance system performance prior to the new generation of the Itanium-based systems, for which the company will provide tools and support for a smooth customer transition. The company will also design and build new NonStop Himalaya systems based on MIPS chip technology until the first shipments of Itanium-based systems are available in 2004.

•	The new family of Compaq enterprise servers will support Tru64 Unix, Open VMS, and NonStop Kernel, complementing the company’s market leadership in Windows 2000 and Linux.

•	Compaq is transferring significant Alpha microprocessor and compiler technology, tools and resources to Intel.

•	Compaq will immediately begin to port Tru64 UNIX, OpenVMS and NonStop Kernel operating systems and development tools to the Itanium processor family. Operating system and application development tools compatibility protects customers’ long-term investments in Tru64 UNIX, OpenVMS, and NonStop Kernel, as well as advancing the capabilities for Windows 2000 and Linux on ProLiant.

•	Compaq and Intel have agreed to joint engineering development focused on advanced parallelism for high-end computing.

        “The bottom line is: we are creating great customer value,” said Michael Capellas, Chairman and CEO of Compaq. “Our move to the Itanium architecture provides customers and independent software vendors with the most compelling roadmap to next-generation server technology. Customers get increased performance, price/performance and application support. This reinforces our commitment to customer investment

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protection as well as providing the best path for future growth. We believe Intel’s architecture is the best choice for the enterprise, and for our customers this is truly the best of both worlds.”

        “We are delighted that the market segment leader in enterprise servers is bringing its high-end systems expertise to the Itanium processor family,” said Craig Barrett, President and CEO of Intel. “This agreement with Compaq furthers our shared vision of delivering customer value by advancing high-performance, high-volume building blocks. Our agreement will bring higher levels of performance, availability and scalability to systems based on the Itanium processor family.”

        Compaq customers and software vendors such as Black and Decker, the London Stock Exchange and Oracle Corporation said today’s moves will strengthen their current and long-term investments in Compaq systems based on Intel’s architecture. “Oracle is very excited about Compaq Tru64 UNIX coming to the Intel platform. Intel, Tru64 UNIX, and Oracle 9i and Real Application Clusters is an unprecedented combination,” said Lawrence J. Ellison, Chairman and CEO of Oracle Corporation. (See additional industry commentary attached to this release)

Technology Transfer

        Under the multi-year technology agreement, Compaq is transferring significant Alpha tools and engineering resources to Intel, as well as granting licenses to Compaq’s Alpha microprocessor technology and compilers.

        Over the next couple of years, several hundred Compaq microprocessor engineers, compiler experts and infrastructure employees will be offered employment with Intel. A portion of these engineers will remain with Compaq to complete a next-generation Alpha microprocessor development effort currently underway but will transfer to Intel as their projects are completed. Compaq’s transfer of technology and resources to Intel is expected to result in an acceleration and enhancement of Intel’s Itanium processor roadmap.

        The companies are investing in a multi-year marketing program to enable software vendors and Compaq’s installed base of customers to move their applications to servers incorporating the Itanium processor family.

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AlphaServer, NonStop, ProLiant Roadmaps

        Compaq said it will continue to design and build new AlphaServer systems based on current and upcoming Alpha processor technology through 2003. The company plans to upgrade the current high-end AlphaServer GS Series with a 1 GHz Alpha processor this summer. The next-generation EV7 Alpha processor, which is currently under development, will power a new AlphaServer system planned for introduction late next year.

        Compaq also will design and build new NonStop Himalaya systems based on MIPS chip technology until the first shipments of Itanium processor-based Himalayas are available in 2004.

        The company added that it will also continue to aggressively advance its ProLiant server roadmap based on the Itanium processor, with the first Itanium-based systems due in Q3 2001.

        Compaq, the market-leading provider of industry standard servers using the Intel architecture, will continue its commitment to deliver a rich roadmap of 32-bit Intel architecture-based ProLiant servers to meet customers’ scale-out and scale-up requirements. To address customers’ scale-out requirements, Compaq will offer a broad range of ProLiant servers including future generations of its ultra-dense servers, the forthcoming hyper-dense blade architecture servers, and other modular server form factors. Compaq will continue to meet customers’ scale-up requirements with current and future generations of its popular ProLiant 8-way servers using Intel 32-bit architecture, as well as developing a 32-way ProLiant server based on the Itanium processor family.

        “We will continue to invest aggressively in scale-up and scale-out of Microsoft technology,” Michael Capellas said. “And we will continue to work closely with Microsoft to drive the next generation of Web services and Web delivery through Microsoft. NET.”

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About Compaq

        Compaq, a Fortune Global 100 company, is one of the world's leading suppliers of Internet infrastructure and access solutions. Compaq designs, develops, manufactures, and markets end-to-end enterprise solutions, including hardware, software, storage and services.

        Compaq products and services are sold in more than 200 countries directly to businesses, through a network of authorized Compaq marketing partners, and directly to businesses and consumers through Compaq’s e-commerce Web site at www.compaq.com. Compaq markets its products and services primarily to customers from the business, home, government, and education sectors. Customer support and information about Compaq are available at www.compaq.com.

About Intel

        Intel, the world’s largest chip maker, is leading manufacturer of computer, networking, and communication products. Additional information about Intel is available at www.intel.com

        Today’s press release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events. These statements are not historical facts and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements address a variety of subjects including, for example, the timing of the adoption by Compaq of the Itanium processor family, continued AlphaServer and NonStop Himalaya systems development by Compaq, the timing of porting by Compaq of certain operating systems and development tools to the Itanium processor environment, the expected date of the transfer of technology and engineers to Intel and the potential benefits of the transfer. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that the adoption by Compaq of the Itanium processor family is delayed or is otherwise not successful, the risk that the Compaq Alpha tools, engineering resources and technology will not be successfully integrated by Intel, and increased competition and technological changes in the industries in which Compaq and Intel compete. For a detailed discussion of these and other statements, please refer to Intel and Compaq’s filings with the Securities and Exchange Commission, including the Annual Reports on Form 10-K of each of Intel and Compaq for 2000, Quarterly Reports on Form 10-Q for the most recently ended quarter, and Intel’s 2001 Business Update release issued June 7, 2001.

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Compaq and Intel Customers Support the Enterprise
Technology Agreement

ABB Network Management Systems, ABB Inc., John J. O'Shea, Vice President & General Manager:
“This agreement makes perfect business sense for both Compaq and Intel and is a logical extension of their previous agreement; whereby Intel manufactured the Alpha processor chip. Strategically, this allows both companies to focus and excel in their area of expertise to the benefit of both. We at ABB Network Management Systems, ABB Inc. are excited about the technology advances it will present that will accordingly advance our RANGER IT Energy Management IT Solutions, especially the prospect of delivering our RANGER IT Applications on TRU64 Unix and Linux on a Itanium-based architecture. Compaq has taken the steps that will allow us to continue to ensure our many customers in the electric utility industry that the mission critical RANGER IT Solution they invest in today positions them for the future.”

ACI Worldwide, Mark Vipond, President (Nasdaq: TSAI):
“We believe this is great news for our Himalaya customer base around the World. Continued investment by Compaq in the Himalaya product line and a clear movement to industry-standard technology only strengthens the value proposition for our solutions in the mission-critical e-payments environment. We look forward to working with Compaq on this strategic initiative and to continuing the partnership we have forged over the past 25 years.”

Black & Decker, Will Kostelecky, Vice President IT North America:
“We feel that this is a positive announcement for both Compaq and Black & Decker. It should extend Compaq’s cost efficiencies via simplifying their processor building block architecture across operating system platforms in much the same manner as they are already achieving by rationalizing technology in their Storage Area Networks offerings. We also expect our investment in Compaq technologies to be protected by a smooth transition to the new architecture given the positive history that Compaq has had with this type of major evolution.”

Brown & Company Securities Corp., Robert S. Cline, Director, NonStop Systems:
“We’re really pleased by the Compaq/Intel agreement, and specifically with Compaq’s decision to incorporate Itanium microprocessors in NonStop servers. It promises a bright and exciting future of the platform.”

Cerner Corp., Ronald Mustard, Director:
“We see today’s announcement between Compaq and Intel as exciting news for Cerner and its customers. Compaq is sending a very clear signal that it will provide an unbeatable combination that couples leadership mission-critical capabilities, as embodied in the OpenVMS operating system, with industry-

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standard technology. This direction only strengthens our value proposition in the healthcare industry and we look forward to working with Compaq on this initiative.”

Corning Inc., Richard J. Fishburn, Vice President & CIO:
“The combination of the technology and assets from the Alpha group at Compaq and Intel’s market reach and manufacturing expertise will create what we all want – best processor technology and the best price. With Compaq’s added value at the system level, we anticipate their continued delivery of the very best in enterprise server solutions.”

Geneprot, Cedric Loiret-Bernal, M.D., CEO: “We feel very comfortable that the new roadmap will ensure that we have access to the best available technology today and tomorrow.”

Intuit Corporation, Ken Mudge, Vice President, Procurement:
“Three months ago, Intuit selected Compaq as its preferred technology provider because Compaq is ideally positioned to meet Intuit’s critical technology solution needs with considerable cost savings. Bringing Tru64 UNIX and Compaq’s robust NonStop capabilities to the industry-standard Intel architecture, validates the wisdom of our decision to partner with Compaq.”

London Health Sciences Center, Tony Dagnone, Chief Executive Officer:
“We process millions of patient care transactions, whether it is administering drugs, scheduling or tracking patients, it is essential we do it as cost effectively as possible while maintaining absolute security and availability of patient information. We see this announcement as one additional step toward allowing us to get better performance from our technology and deliver the best health care value possible.”

London Stock Exchange, David Lester, President:
“The London Stock Exchange believes Compaq’s decision to migrate the Himalaya platform to Intel Itanium is a positive move that will protect the Exchange’s investment in Himalaya-based systems in the long term.”

Pittsburgh Supercomputing Center, James R. Kasdorf, Director, Special Projects:
“When Cray Research introduced their highly successful T3D/T3E line, no one questioned their choice of Alpha processors, because Cray was adding significant value at the system level, and Alphas were clearly the best available processing element for the job. Compaq is now making a very similar decision. And we expect a very similar result – major supercomputing centers like PSC will continue to rely on Compaq for their systems.”

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Pittsburgh Supercomputing Center, Michael J. Levine, Scientific Director:
“This collaboration between Compaq and Intel provides a tremendous opportunity for them to advance high performance technical computing (HPTC) technologies. It will allow Compaq to intensify their focus on the advanced system and software issues crucial for very large-scale supercomputing. And the injection of Compaq’s Alpha technology and expertise into the Intel Itanium family will create a 64-bit microprocessor ideally suited to power Compaq’s supercomputing systems for the long term. We expect Compaq’s added value at the system level to grow, and that they will continue to dominate the market for new supercomputer purchases.”

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